SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 22, 2004
(Date of Report)
(Date of Earliest Event Reported)

ONYX SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington (State or Other Jurisdiction of Incorporation)	0-25361 (Commission File No.)	91-1629814 (IRS Employer Identification No.)

1100 – 112th Avenue N.E., Suite 100, Bellevue, WA 98004-4504

(Address of Principal Executive Offices, including Zip Code)

(425) 451-8060
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 2.02. Results of Operations and Financial Condition.

     On October 28, 2004, Onyx Software Corporation issued a press release announcing its financial results for the quarter ended September 30, 2004. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this current report by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 22, 2004, Peter F. Pervere was elected by Onyx’s board of directors to fill a vacancy as a Class 2 director for a term that will expire on the date of Onyx’s 2005 annual meeting of shareholders or when his successor is duly elected and qualified. The board has determined that Mr. Pervere is an “independent director” as that term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers. The board has further determined that Mr. Pervere is an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission and has appointed Mr. Pervere to serve on its audit committee. Mr. Pervere will replace H. Raymond Bingham on the audit committee. Mr. Bingham has resigned from the audit committee but will remain on the board.

Item 8.01. Other Events.

     On October 28, 2004, Onyx announced the resignation of Brent Frei from his executive position with the Onyx. Mr. Frei will continue to serve on Onyx’s board of directors. A copy of the press release relating to Mr. Frei’s resignation is attached as Exhibit 99.2 and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release of Onyx Software Corporation dated October 28, 2004 (Financial Results)

99.2	Press Release of Onyx Software Corporation dated October 28, 2004 (Brent Frei Resignation)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX SOFTWARE CORPORATION

Date: October 28, 2004	By:	/s/ Brian C. Henry

	Name:	Brian C. Henry
	Its:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of Onyx Software Corporation dated October 28, 2004 (Financial Results)

99.2	Press Release of Onyx Software Corporation dated October 28, 2004 (Brent Frei Resignation)